Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301	Julie MacMedan
THQ/Investor & Media Relations
Telephone: 818 871-5000 Fax: 818 871-7400	818/871-5125

THQ REPORTS FISCAL 2009 SECOND QUARTER RESULTS, REDUCES FISCAL 2009 OUTLOOK AND ANNOUNCES SIGNIFICANT BUSINESS REALIGNMENT

•      Company Announces New Strategic Plan to Improve Profitability

•      Q2 GAAP Results Include $80.5 Million ($1.21 per share) Non-Cash Charge to Record Valuation Allowance and Related Tax Effects for Deferred Tax Assets

AGOURA HILLS, Calif. – November 5, 2008 - THQ Inc. (NASDAQ: THQI) today announced financial results for the fiscal second quarter ended September 30, 2008, reduced its financial outlook for the fiscal year ending March 31, 2009, and announced a significant business realignment.

Second Quarter Results

For the three months ended September 30, 2008, THQ reported net sales of $164.8 million, compared with $229.3 million in the prior year. On a non-GAAP basis, the company reported fiscal 2009 second quarter net sales of $151.6 million. Fiscal 2009 second quarter sales reflect a lighter new release schedule than the prior-year period, and included the international roll-out of games based on Disney•Pixar’s WALL-E and initial global shipments of new original Wii™ title de Blob™.

For the three months ended September 30, 2008, the company reported a net loss of $115.3 million, or $1.73 per share, which included a non-cash charge of $1.21 per share related to a valuation allowance and the related tax effects for its deferred tax assets. In the same period a year ago, the company reported a net loss of $7.0 million, or $0.11 per share. On a non-GAAP basis, the company reported a fiscal 2009 second quarter net loss of $30.4 million, or $0.46 per share. This was below the company’s previous guidance of a loss of $0.35 to $0.39 per share, primarily due to lower-than-anticipated international sales of WALL-E and higher-than-expected sales returns and allowances. In the same quarter a year ago, the company reported a non-GAAP net loss of $2.2 million, or $0.03 per share.

The company’s income tax expense for the quarter included a non-cash charge of $80.5 million, or $1.21 per share, on a GAAP basis, related to a valuation allowance and the related tax effects for its deferred tax assets, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Although this non-cash valuation allowance reduces the value of the net deferred tax assets on the balance sheet, the company expects to be able to utilize these assets to reduce tax expense in future profitable periods.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

Fiscal 2009 Second Quarter Highlights and Recent Developments

•      The company continued to build the Saints Row® franchise, shipping more than two million units of Saints Row® 2 globally in its first two weeks and achieving a Metacritic rating above 80

•      THQ established a new, internally developed Wii franchise with de Blob, which achieved a Metacritic rating above 80

•      The company strengthened its portfolio of online games and enhanced its online business with the following announcements:

•      A new agreement to launch WWE® Online (working title) in Asia in 2010

•      The formation of a joint venture with ICE Entertainment (“ICE”), an operator of online games located in Shanghai, China, to launch Dragonica, a free-to-play, micro-transaction-based massively multiplayer online (“MMO”) casual game scheduled for release in North America in 2009

•      The opening of a new office in Shanghai, China, from which THQ will pursue new development opportunities and expand publishing partnerships in the growing Chinese market

Strategic Plan and Business Realignment

The company has prepared a new strategic plan, which will be discussed on its conference call today. As part of the new plan, the company today announced that it is undertaking a significant business realignment to position THQ for future profitability and growth. As part of this realignment, THQ plans to focus on fewer, higher quality titles, and to align its organization and cost structure accordingly. The company is in the process of implementing its plan with the cancellation of several titles that were in development but had not been publicly announced, the closure of five studios and a reduction in product development personnel of approximately 250 people, or 17 percent of its studio staff, and the streamlining of its corporate organization to support the new product strategy.

The company has reduced its fiscal 2010 forecasted annual product development spending by approximately $100 million, a reduction of about $30 million below its estimated product development spending in fiscal 2009. The company will further reduce costs and streamline operations, and expects to reduce selling, marketing and general and administrative expenses on an annual basis by approximately $20 million. The company expects to incur significant charges as part of its business realignment, which will be excluded from the company’s non-GAAP results. Most of the charges will be recognized in the remainder of fiscal 2009.

“We have made substantial progress in improving product quality and innovation, as evidenced by recent shipments of several well-reviewed games including de Blob and Saints Row 2,” said Brian Farrell, THQ president and CEO.  “We are aligning our business to be more competitive in key consumer segments and address the current business environment. We expect the combination of a much more focused and competitive product line with a more efficient cost structure to put THQ back on the path to growth and profitability in fiscal year 2010.”

Fiscal 2009 Guidance

THQ issued initial guidance for the fiscal third quarter ending December 31, 2008, and updated its guidance for the fiscal year ending March 31, 2009. The primary drivers of the updated fiscal 2009 guidance are:

•      The company’s decision to release original titles Red Faction®: Guerrilla™ and Darksiders™: Wrath of War™ in the fiscal year ending March 31, 2010, instead of the previously scheduled fourth quarter of fiscal 2009 accounted for approximately $125 million in lower forecasted net sales

•      The significant appreciation of the US dollar accounted for approximately $80 million in lower forecasted net sales

•      The company’s expectations for a more cautious retail environment and continued softness in sales of kids games accounted for approximately $70 million in lower forecasted net sales

As a result of these factors, THQ’s new non-GAAP guidance is as follows:

•      For the fiscal year ending March 31, 2009, THQ expects net sales in the range of $875 million to $900 million. The company expects earnings to be approximately breakeven in the second half of the fiscal year.

•      For the fiscal third quarter ending December 31, 2008, THQ expects to report net sales in the range of $400 million to $420 million. The company expects to report net income per diluted share in the range of $0.05 to $0.15.

•      The company also expects to record severance and other expenses related to the business realignment announced today but has not yet quantified these amounts, which will be excluded from non-GAAP results.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following: stock-based compensation expense, the impact of deferred revenue and related costs, business realignment expense, the other-than-temporary write-down on investments, the non-cash valuation allowance for deferred tax assets and the related income tax effects for each of these items. The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The company believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information to investors regarding the company’s performance by excluding certain items that may not be indicative of the company’s operating results. These non-GAAP financial measures also facilitate comparisons of the company’s performance to prior periods.

Stock-Based Compensation. When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, the company excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of the company’s stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company recognizes revenue and related costs from the sale of certain titles with significant online functionality over the estimated online service period. Although the company will defer the recognition of a significant portion of its net revenue and costs with respect to these titles, there will be no adverse impact to its operating cash flow. Internally, THQ excludes the impact of deferred net revenue and costs related to packaged games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expense and Other-Than-Temporary Write-Down on Investments.  From time to time, the company expects to incur certain expenses that are not part of normal ongoing operations. The company believes that excluding the impact of these expenses from its operating results is important to facilitate comparisons to prior periods.

Non-Cash Valuation Allowance for Deferred Tax Assets.  In accordance with FAS No. 109, “Accounting for Income Taxes” (FAS 109), the company evaluates its deferred tax assets, including net operating losses and tax credits, to determine if a valuation allowance is required. THQ has had three years of cumulative US tax losses. Therefore, during the second quarter of fiscal 2009, the company recorded a valuation allowance against its deferred tax assets. Internally, THQ excludes the impact of the valuation allowance for deferred tax assets in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal second quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial 877.356.8075 or 706.902.0203, conference ID 69135276 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through November 7, 2008, by dialing 800.642.1687 or 706.645.9291, conference ID 69135276.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, Darksiders: Wrath of War, de Blob, Red Faction: Guerrilla, Saints Row 2 and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending December 31, 2008, and the fiscal year ending March 31, 2009, statements about the expected impact of the business realignment on our future operations and for the company’s product releases and financial performance in future periods. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2008, and particularly the discussion of risk factors that may affect results of operations set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$164,816	$229,349	$302,394	$333,834

Costs and expenses:
Cost of sales – product costs	76,038	87,449	136,046	131,164
Cost of sales – software amortization and royalties	39,512	38,311	66,512	50,909
Cost of sales – license amortization and royalties	20,007	22,159	32,931	35,830
Cost of sales – venture partner expense	899	1,137	2,354	2,034
Product development	23,231	28,561	56,780	53,193
Selling and marketing	43,124	47,193	72,175	69,996
General and administrative	16,971	17,638	36,574	36,741
Total costs and expenses	219,782	242,448	403,372	379,867
Loss from continuing operations before interest and other income, net, income taxes and minority interest	(54,966)	(13,099)	(100,978)	(46,033)
Interest and other income, net	(2,438)	2,569	56	9,925
Loss from continuing operations before income taxes and minority interest	(57,404)	(10,530)	(100,922)	(36,108)
Income taxes (a)	57,892	(3,491)	43,640	(19,795)
Loss from continuing operations before minority interest	(115,296)	(7,039)	(144,562)	(16,313)
Minority Interest	36	—	36	—
Loss from continuing operations	(115,260)	(7,039)	(144,526)	(16,313)
Gain on sale of discontinued operations, net of tax	—	—	2,042	—
Net loss	$(115,260)	$(7,039)	$(142,484)	$(16,313)

Loss per share – basic:
Continuing operations	$(1.73)	$(0.11)	$(2.17)	$(0.24)
Discontinued operations	—	—	0.03	—
Loss per share – basic	$(1.73)	$(0.11)	$(2.14)	$(0.24)

Loss per share – diluted:
Continuing operations	$(1.73)	$(0.11)	$(2.17)	$(0.24)
Discontinued operations	—	—	0.03	—
Loss per share – diluted	$(1.73)	$(0.11)	$(2.14)	$(0.24)

Shares used in per share calculation – basic	66,757	66,462	66,655	66,695
Shares used in per share calculation – diluted	66,757	66,462	66,655	66,695

(a)   Income tax expense for the three and six month periods ended September 30, 2008 includes the deferred tax asset valuation allowance and related tax impact of $80,520 recorded in accordance with FAS No. 109, “Accounting for Income Taxes” (FAS 109).

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) (a)

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Net sales	$164,816	$229,349	$302,394	$333,834
Changes in deferred net revenue (b)	(13,192)	—	(29,696)	—
Non-GAAP net sales	$151,624	$229,349	$272,698	$333,834

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007

Loss from continuing operations	$(115,260)	$(7,039)	$(144,526)	$(16,313)

Non-GAAP adjustments:
Changes in deferred net revenue (b)	(13,192)	—	(29,696)	—

Change in deferred cost of sales:
Change in deferred product costs	3,366	—	7,268	—
Change in deferred software amortization and royalties	6,067	—	12,762	—
Total change in deferred cost of sales (b)	9,433	—	20,030	—

Business realignment expenses	669	—	4,196	—
Other than temporary impairment on investments	4,561	—	4,561	—

Stock-based compensation and related costs:
Cost of sales – software amortization and royalties	1,152	1,212	1,728	2,978
Product development	724	1,135	1,872	2,172
Selling and marketing	866	795	1,681	1,510
General and administrative	1,792	3,822	3,575	6,331
Total stock-based compensation and related costs (c)	4,534	6,964	8,856	12,991

Deferred tax asset valuation allowance and related tax impact (d)	80,520	—	80,520	—
Income tax adjustments (e)	(1,705)	(2,119)	(1,823)	(5,040)

Total non-GAAP adjustments	84,820	4,845	86,644	7,951

Non-GAAP loss from continuing operations	(30,440)	(2,194)	(57,882)	(8,362)
Gain on sale of discontinued operations, net of tax	—	—	2,042	—
Non-GAAP net loss	$(30,440)	$(2,194)	$(55,840)	$(8,362)

Non-GAAP loss per share – diluted:
Non-GAAP continuing operations	$(0.46)	$(0.03)	$(0.87)	$(0.13)
Discontinued operations	—	—	0.03	—
Non-GAAP loss per share – diluted	$(0.46)	$(0.03)	$(0.84)	$(0.13)

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the third quarter of fiscal 2008, the Company did not defer net revenue or the related cost of sales.

(c) Stock-based compensation expense recorded under FAS 123(R) in fiscal 2009 and fiscal 2008.

(d) Deferred tax asset valuation allowance and related tax impact recorded in accordance with FAS 109.

(e) Income tax associated with other non-GAAP adjustments.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	September 30,	March 31,
	2008	2008

ASSETS
Cash, cash equivalents and short-term investments	$162,627	$317,504
Accounts receivable, net of allowances	63,303	112,843
Inventory	63,811	38,240
Licenses	42,651	47,182
Software development	203,990	155,821
Deferred income taxes	7,503	—
Prepaid expenses and other current assets	18,554	24,487
Total current assets	562,439	696,077
Property and equipment, net	45,711	50,465
Licenses, net of current portion	75,558	39,597
Software development, net of current portion	70,942	25,369
Income taxes receivable, net of current portion	8,381	16,116
Deferred income taxes	—	61,710
Goodwill	122,110	122,385
Long-term marketable securities	37,760	52,599
Other long-term assets, net	18,086	20,002
TOTAL ASSETS	$940,987	$1,084,320

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable	$79,772	$61,700
Accrued and other current liabilities	203,306	202,102
Income taxes payable	12,020	6,504
Deferred income taxes	—	29,266
Total current liabilities	295,098	299,572
Other long-term liabilities	38,941	44,179
Total liabilities	334,039	343,751
Minority Interest	3,464	—
Total stockholders’ equity	603,484	740,569
TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$940,987	$1,084,320

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	GAAP		Non-GAAP(a)		GAAP		Non-GAAP(b)
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$19,978	12.1%	$10,016	6.6%	$44,418	19.4%	$44,418	19.4%
Microsoft Xbox	—	—	—	—	357	0.1	357	0.1
Nintendo Wii	30,504	18.5	30,504	20.1	8,914	3.9	8,914	3.9
Nintendo GameCube	62	—	62	0.1	1,801	0.8	1,801	0.8
Sony PlayStation 3	11,622	7.1	11,622	7.7	13,282	5.8	13,282	5.8
Sony PlayStation 2	13,836	8.4	13,836	9.1	62,667	27.3	62,667	27.3
	76,002	46.1	66,040	43.6	131,439	57.3	131,439	57.3
Handheld
Nintendo Dual Screen	48,585	29.5	48,585	32.0	51,559	22.5	51,559	22.5
Nintendo Game Boy Advance	1,511	0.9	1,511	1.0	9,013	3.9	9,013	3.9
Sony PlayStation Portable	11,233	6.8	11,233	7.4	16,888	7.4	16,888	7.4
Wireless	6,231	3.8	6,231	4.1	4,874	2.1	4,874	2.1
	67,560	41.0	67,560	44.5	82,334	35.9	82,334	35.9

PC	21,254	12.9	18,024	11.9	15,576	6.8	15,576	6.8
Other	—	—	—	—	—	—	—	—
Total Net Sales	$164,816	100.0%	$151,624	100.0%	$229,349	100.0%	$229,349	100.0%

Geographic Revenue Mix
Domestic	$76,502	46.4%	$69,272	45.7%	$77,803	33.9%	$77,803	33.9%
Foreign	88,314	53.6	82,352	54.3	151,546	66.1	151,546	66.1
Total Net Sales	$164,816	100.0%	$151,624	100.0%	$229,349	100.0%	$229,349	100.0%

	Six Months Ended September 30, 2008				Six Months Ended September 30, 2007
	GAAP		Non-GAAP(a)		GAAP		Non-GAAP(b)
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$40,107	13.3%	$17,537	6.4%	$54,765	16.4%	$54,765	16.4%
Microsoft Xbox	—	—	—	—	1,752	0.5	1,752	0.5
Nintendo Wii	53,808	17.8	53,808	19.7	15,238	4.6	15,238	4.6
Nintendo GameCube	115	—	115	0.1	5,974	1.8	5,974	1.8
Sony PlayStation 3	18,275	6.1	18,275	6.7	13,282	4.0	13,282	4.0
Sony PlayStation 2	33,688	11.1	33,688	12.4	88,255	26.4	88,255	26.4
	145,993	48.3	123,423	45.3	179,266	53.7	179,266	53.7
Handheld
Nintendo Dual Screen	75,875	25.1	75,875	27.8	69,183	20.7	69,183	20.7
Nintendo Game Boy Advance	3,130	1.0	3,130	1.1	17,331	5.2	17,331	5.2
Sony PlayStation Portable	21,613	7.1	21,613	7.9	24,768	7.4	24,768	7.4
Wireless	11,378	3.8	11,378	4.2	9,248	2.8	9,248	2.8
	111,996	37.0	111,996	41.0	120,530	36.1	120,530	36.1

PC	44,405	14.7	37,279	13.7	33,640	10.1	33,640	10.1
Other	—	—	—	—	398	0.1	398	0.1
Total Net Sales	$302,394	100.0%	$272,698	100.0%	$333,834	100.0%	$333,834	100.0%

Geographic Revenue Mix
Domestic	$151,352	50.1%	$136,379	50.0%	$143,896	43.1%	$143,896	43.1%
Foreign	151,042	49.9	136,319	50.0	189,938	56.9	189,938	56.9
Total Net Sales	$302,394	100.0%	$272,698	100.0%	$333,834	100.0%	$333,834	100.0%

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the third quarter of fiscal 2008, the Company did not defer net revenue.